Exhibit 2.1

EXECUTION VERSION

AMENDMENT NO.1 TO PURCHASE AND SALE AGREEMENT

This Amendment No. 1 dated as of November 25, 2009 (this “Amendment”) to that certain Purchase and Sale Agreement, dated as of August 9, 2009 (the “Purchase Agreement”), is by and among LS Power Partners, L.P., LS Power Associates, L.P., LS Power Equity Partners, L.P., LS Power Equity Partners PIE I, L.P., LSP Gen Investors, L.P., Port River, LLC, Valley Road, LLC, Dos Rios, LLC, Dynegy Inc., Dynegy Gen Finance Co, LLC, Southwest Power Partners, LLC, Riverside Generation, Inc., Dynegy Renaissance Power, Inc., Bluegrass Generation, Inc., Dynegy Midwest Generation, Inc., RRP Company, Dynegy Power Services, Inc., and Dynegy Falcon Holdings Inc. and shall amend the Purchase Agreement. Unless otherwise defined in this Amendment, capitalized terms used in this Amendment shall have the respective meanings assigned to them in the Purchase Agreement.

WHEREAS, the Buyers, the Seller Parent and the Sellers desire to modify and amend the Purchase Agreement as more fully described herein; and

WHEREAS, each of the signatories hereto is a party to the Purchase Agreement.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Buyers and the Sellers hereby agree as follows:

1.             Amendments.

1.1.           Section 1.1.

(a)           Section 1.1 of the Purchase Agreement is hereby amended by adding the following defined terms in alphabetical order:

““Amendment No. 1” means Amendment No. 1 dated as of November 25, 2009 to this Agreement.

“Mutual Release” means the agreement attached as Schedule A to Amendment No. 1.

“Riverside Agreement” means the agreement attached as Schedule B to Amendment No. 1.

“Specified Buyer Events” means those matters described on Schedule D to Amendment No. 1.

“Specified Events Agreement” means the agreement attached as Schedule C to Amendment No. 1.

“Specified Seller Events” means those matters described on Schedule E to Amendment No. 1.”

(b)           The definition of “Transaction Documents” in Section 1.1 of the Purchase Agreement is amended in its entirety to read as follows:

““Transaction Documents” means (i) this Agreement, (ii) the New Shareholder Agreement, (iii) the Amended Registration Rights Agreement, (iv) the Senior Notes, (v) the Senior Notes Registration Rights Agreement, (vi) the Note Purchase Agreement, (vii) the Mutual Release, (viii) the Riverside Agreement, and (ix) the Specified Events Agreement.”

1.2.           Section 2.2. Section 2.2(a) of the Purchase Agreement is hereby amended by deleting the first sentence thereof and replacing such sentence in its entirety with the following:

“LS Power Purchaser I shall pay an estimated purchase price in cash equal to (i) $650,250,000 plus (ii) the Estimated Group I Companies Net Working Capital plus  (iii) the Estimated Group I Companies Required Maintenance Amount minus (iv) $51,500,000 (collectively, the “Estimated Group I Companies Purchase Price”).”

1.3.           Section 3.1. Section 3.1 of the Purchase Agreement is hereby amended by deleting the first sentence thereof and replacing it in its entirety with the following:

“Upon the terms and subject to the satisfaction of the conditions contained in this Agreement, the closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, New York, at 10:00 a.m., local time, on November 30, 2009 or at such other place or time as the parties may agree in writing.”

1.4.           Section 3.2. Section 3.2 of the Purchase Agreement is hereby amended by deleting the “and” at the end of subsection (k) thereof, deleting the period at the end of subsection (l) thereof and replacing it with a semicolon, and adding the following as subsections (m), (n) and (o):

“(m)         an executed counterpart by the Seller Parent and the Sellers to the Mutual Release;

(n)           an executed counterpart by the Seller Parent, Riverside Generation, Inc., and Riverside/Foothills to the Riverside Agreement; and

(o)           an executed counterpart by the Seller Parent and the Sellers to the Specified Events Agreement.”

1.5.           Section 3.3. Section 3.3 of the Purchase Agreement is hereby amended by deleting the “and” at the end of subsection (j) thereof, deleting the period at the end of subsection (k) thereof and replacing it with a semicolon, and adding the following as subsections (l), (m)  and (n):

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“(l)           an executed counterpart by the Buyers to the Mutual Release;

(m)           an executed counterpart by Port River, LLC to the Riverside Agreement; and

(n)           an executed counterpart by the Buyers to the Specified Events Agreement.”

1.6.          Section 7.2. Section 7.2 of the Purchase Agreement is hereby amended by adding the following as a new paragraph following subsection (i) thereof:

“Notwithstanding anything to the contrary in this Agreement, none of the Specified Seller Events shall be considered in determining whether any condition set forth in this Section 7.2 has failed to have been satisfied.”

1.7.          Section 7.3. Section 7.3 of the Purchase Agreement is hereby amended by adding the following as a new paragraph following subsection (f) thereof:

“Notwithstanding anything to the contrary in this Agreement, none of the Specified Buyer Events shall be considered in determining whether any condition set forth in this Section 7.3 has failed to have been satisfied.”

1.8.          Section 8.1. Section 8.1 of the Purchase Agreement is hereby amended by adding the following as a new paragraph following subsection (d) thereof:

“Notwithstanding anything to the contrary in this Agreement, (i) none of the Seller Parent and the Sellers shall have any obligation to indemnify or hold harmless any Person under this Section 8.1 with regard to, or in respect of any Indemnifiable Losses resulting from or arising out of, any Specified Seller Event, (ii) no Specified Seller Event shall be the basis for any breach or inaccuracy of any representation or warranty, or any breach or failure to comply with any covenant, of the Seller Parent or the Sellers in this Agreement, and (iii) no Specified Seller Event (and no Indemnifiable Losses resulting from or arising out of any Specified Seller Event) shall constitute an Excluded Liability or a Casualty Event under this Agreement.”

1.9.          Section 8.2. Section 8.2 of the Purchase Agreement is hereby amended by adding the following as a new paragraph following subsection (b) thereof:

“Notwithstanding anything to the contrary in this Agreement, (i) none of the Buyers shall have any obligation to indemnify or hold harmless any Person under this Section 8.2 with regard to, or in respect of any Indemnifiable Losses resulting from or arising out of, any Specified Buyer Event and (ii) no Specified Buyer Event shall be the basis for any breach or inaccuracy of any representation or warranty, or any breach or failure to comply with any covenant, of the Buyers in this Agreement.”

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1.10.         Section 9.1. Section 9.1(b) of the Purchase Agreement is hereby amended by deleting the phrase “by November 30, 2009” from the second line of such section and replacing it with the phrase “by 11:59 p.m., New York City time, on November 30, 2009.”

2.             No Knowledge of Material Events. As of the date of this Amendment, no Buyer has knowledge of any event or events that would (or would reasonably be expected to), individually or in the aggregate, prevent the fulfillment at or prior to the Closing Date of any condition set forth in Section 7.2 of the Purchase Agreement, other than conditions requiring the delivery of documents at Closing (it being understood and agreed that, pursuant to this Amendment, the Specified Seller Events are not to be considered in determining the satisfaction or failure of any such condition); provided, however, that the Seller Parent and the Sellers acknowledge that the foregoing does not waive or modify any rights that the Buyers may have after the Closing under the Purchase Agreement (including, but not limited to, pursuant to Section 6.9 and Article VIII thereof) with respect to the items set forth on Schedule F.

3.             Governing Law; Consent to Jurisdiction; Etc.  This Amendment shall be governed by, and construed in accordance with, Section 10.5 of the Purchase Agreement.

4.             No Other Amendments; Confirmation.  Except as expressly amended, modified and supplemented by this Amendment, the provisions of the Purchase Agreement are and shall remain in full force and effect.

5.             Counterparts.  This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

[Signature pages follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their respective duly authorized officers as of the date first written above.

LS POWER PARTNERS, L.P.

By: LS Power Development, LLC, its general partner

/s/ Ron Fischer

Name: Ron Fischer
Title: Assistant Secretary

LS POWER ASSOCIATES, L.P.

By: LS Power Development, LLC, its general partner

/s/ Ron Fischer

Name: Ron Fischer
Title: Assistant Secretary

LS POWER EQUITY PARTNERS, L.P.

By: LS Power Partners, L.P., its general partner

By: LS Power Development, LLC, its general partner

/s/ Ron Fischer

Name: Ron Fischer
Title: Assistant Secretary

[Signature Page to Amendment No. 1]

LS POWER EQUITY PARTNERS PIE I, L.P.

By: LS Power Partners, L.P., its general partner

By: LS Power Development, LLC, its general partner

/s/ Ron Fischer

Name: Ron Fischer
Title: Assistant Secretary

LSP GEN INVESTORS, L.P.

By: LS Power Partners, L.P., its general partner

By: LS Power Development, LLC, its general partner

/s/ Ron Fischer

Name: Ron Fischer
Title: Assistant Secretary

[Signature Page to Amendment No. 1]

VALLEY ROAD, LLC

/s/ David Nanus

Name: David Nanus
Title: Executive Vice-President

PORT RIVER, LLC

/s/ David Nanus

Name: David Nanus
Title: Executive Vice-President

DOS RIOS, LLC

/s/ David Nanus

Name: David Nanus
Title: Executive Vice-President

[Signature Page to Amendment No. 1]

DYNEGY INC.

/s/ Mario Alonso

Name:	Mario Alonso
Title:	Vice President, Strategic Planning
and Corporate Business Development

DYNEGY GEN FINANCE CO, LLC

/s/ Mario Alonso

Name:	Mario Alonso
Title:	Vice President, Strategic Planning
and Corporate Business Development

SOUTHWEST POWER PARTNERS, LLC

/s/ Mario Alonso

Name:	Mario Alonso
Title:	Vice President, Strategic Planning
and Corporate Business Development

RIVERSIDE GENERATION, INC.

/s/ Mario Alonso

Name:	Mario Alonso
Title:	Vice President, Strategic Planning
and Corporate Business Development

[Signature Page to Amendment No. 1]

DYNEGY RENAISSANCE POWER, INC.

/s/ Mario Alonso

Name:	Mario Alonso
Title:	Vice President, Strategic Planning
and Corporate Business Development

BLUEGRASS GENERATION, INC.

/s/ Mario Alonso

Name:	Mario Alonso
Title:	Vice President, Strategic Planning
and Corporate Business Development

DYNEGY MIDWEST GENERATION, INC.

/s/ Mario Alonso

Name:	Mario Alonso
Title:	Vice President, Strategic Planning
and Corporate Business Development

RRP COMPANY

/s/ Mario Alonso

Name:	Mario Alonso
Title:	Vice President, Strategic Planning
and Corporate Business Development

[Signature Page to Amendment No. 1]

DYNEGY POWER SERVICES, INC.

/s/ Mario Alonso

Name:	Mario Alonso
Title:	Vice President, Strategic Planning
and Corporate Business Development

DYNEGY FALCON HOLDINGS, INC.

/s/ Mario Alonso

Name:	Mario Alonso
Title:	Vice President, Strategic Planning
and Corporate Business Development

[Signature Page to Amendment No. 1]